UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2008

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

On June 11, 2008, the Compensation and Option Committee of the Board of Directors of SeaChange International, Inc. (“SeaChange”) established the fiscal year 2009 compensation and bonus plans for William C. Styslinger, III, Kevin M. Bisson, Steve Davi, Ira Goldfarb and Yvette Kanouff, named executive officers.

Under the fiscal year 2009 plans, Mr. Styslinger will receive a base salary of $420,000 and be eligible for a target bonus of a $240,000 cash payment and a grant of 60,000 restricted stock units (RSUs); Mr. Bisson will receive a base salary of $315,000 and be eligible for a target bonus of a grant of 18,000 RSUs; Mr. Davi will receive a base salary of $225,000 and will be eligible for a target bonus of a $100,000 cash payment and a grant of 18,000 RSUs; Mr. Goldfarb will receive a base salary of $150,000, and will be eligible for a target bonus of a grant of 18,000 RSUs; and Ms. Kanouff will receive a base salary of $225,069 and will be eligible for a target bonus of a $150,000 cash payment and a grant of 20,000 RSUs.

This performance-based compensation included overall company financial objectives for fiscal 2009 related to:

•	revenue;

•	net income; and

•	net cash flow.

Financial performance-based objectives also included the financial performance of specific software product lines in the case of Mr. Davi and Ms. Kanouff, and revenue-based commissions in the case of Mr. Goldfarb and Ms. Kanouff. The performance-based compensation also includes certain individualized non-financial performance-based objectives.

The bonuses are determined upon conclusion of SeaChange’s 2009 fiscal year, with the RSUs to vest in equal annual installments over three years, with the first tranche vesting at the end of SeaChange’s 2010 fiscal year. All of the grants of RSUs are subject to availability of RSUs for grant under the Company’s Amended and Restated 2005 Equity Compensation and Incentive Plan, as it may be amended.

The plans provide that the Compensation and Option Committee has the discretion to determine the amount, if any, of cash bonus and restricted stock units awarded under the plans whether or not the criteria are satisfied or other achievements related to stockholder value are realized. The plans also provide that the amount of the cash bonus and restricted stock units awarded may be adjusted upward or downward in predetermined amounts if actual performance exceeds or is below the target financial criteria.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: June 13, 2008